UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

FLUX POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2685 S. Melrose Drive, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01    Entry into a Material Definitive Agreement.

Flux Power Holdings, Inc. (the “Registrant”) and its wholly-owned subsidiary, Flux Power, Inc. (the “Company”, and together with the Registrant, the “Seller”), entered into a Factoring Agreement (the “Factoring Agreement ”) dated August 23, 2019, with CSNK Working Capital Finance Corp. d/b/a Bay View Funding (“Buyer”) for a factoring facility under which Buyer will, from time to time, buy approved receivables from the Seller. The factoring facility provides for the Seller to have access to the lesser of (i) $3 million ("Maximum Credit") or (ii) the sum of all undisputed receivables purchased by Buyer multiplied by the 90% (which percentages may be adjusted by Buyer in its sole discretion). Upon receipt of any advance, Seller will have sold and assigned all of its rights in such receivables and all proceeds thereof. The factoring facility is secured by the Seller’s accounts, equipment, inventory, financial assets, chattel paper, electronic chattel paper, letters of credit, letters of credit rights, general intangibles, investment property, deposit accounts, documents, instruments, supporting obligations, commercial tort claims, the reserve, motor vehicles, all books, records, files and computer data relating to the foregoing, and all proceeds of the foregoing.

Seller is required to pay Buyer a facility fee of 1.0% of the Maximum Credit upon execution of the Factoring Agreement and a factoring fee of 0.75% of the face value of purchased receivables for 1st 30-days such receivables are outstanding after purchase and 0.35% for each 15-days thereafter until the receivables are repaid in full or otherwise repurchased by Seller or otherwise written off by Buyer. In addition, Seller is required to pay financing fees on the outstanding advances equal to a floating rate per annum equal to the Prime + 2.0% (8.0% floor). In the event, the aggregate factoring fee and financing fee is less than 0.5% of the Maximum Credit in any one month, Seller will pay Buyer the difference for such month. Buyer has the right to demand repayment of any purchased receivables which remain unpaid for 90-days after purchase or with respect to which any account debtor asserts a dispute.

The factoring facility is for an initial term of twelve months and will renew on a year to year basis thereafter, unless terminated in accordance with the Factoring Agreement. Seller may terminate the Factoring Agreement at any time upon 60 days prior written notice and payment to Buyer of an early termination fee equal to 0.5% of the Maximum Credit multiplied by the number of months remaining in the current term.

The foregoing description of the terms of the Factoring Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Factoring Agreement, a copy of which is filed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Factoring Agreement dated August 23, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.
a Nevada corporation

Dated: August 26, 2019	By:	/s/ Ronald F. Dutt
Ronald F. Dutt, Chief Executive Officer

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